Exhibit 99.1

Ur-Energy Announces Appointment of New Board Member: Kathy E. Walker

Littleton, Colorado (PR Newswire – September 7, 2017) Ur-Energy Inc. (NYSE American:URG, TSX:URE) (the “Company” or “Ur-Energy”) is pleased to announce the appointment of Kathy E. Walker to its Board of Directors (the “Board”). The appointment is effective September 7, 2017, and expands the size of the Board to seven.

Ms.  Walker is the president and chief executive officer of Elm Street Resources Inc., an energy marketing company based in Paintsville, Kentucky. She brings more than 30 years’ experience in various energy-related business endeavors to our Board.

“We are very pleased to welcome Kathy Walker to the Board,” Ur-Energy Chairman and CEO Jeffrey Klenda said. “Ms. Walker’s strong business and market acumen, together with her years of experience with wide-ranging political and regulatory processes, will greatly benefit the Company and our shareholders.”

Ms. Walker holds an MBA from Xavier University. Prior to starting Elm Street Resources, she served as Secretary and Controller of Agip Coal, USA, a subsidiary of the Italian National Energy Agency ENI. She is currently a member of the National Coal Council and Board member of the Kentucky Coal Association; a member of the Kentucky Judicial Campaign Conduct Committee; and a member of the Morehead State University Board of Regents. Previously, Ms. Walker served as the Chair of the Energy and Environment transition team for Kentucky Governor Matt Bevin; was a founder and Board member of First Security Bank, Lexington, Kentucky and of Great Nations Bank, Norman, Oklahoma.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged and shipped more than two million pounds from Lost Creek since the commencement of operations. Applications are under review by various agencies to incorporate our LC East project area into the Lost Creek permits, and we have begun to submit applications for permits and licenses to construct and operate at our Shirley Basin Project. Ur-Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. Shares of Ur-Energy trade on NYSE American under the symbol “URG” and on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado; its registered office is in Ottawa, Ontario. Ur-Energy’s website is www.ur-energy.com.

FOR FURTHER INFORMATION, PLEASE CONTACT

Jeffrey Klenda, Chairman & CEO
866-981-4588
Jeff.Klenda@ur-energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the skills and experience Ms. Walker may bring to the Board, as well as the benefits expected from adding her to the Board) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.